Exhibit 99.1

Press Release

Financial and Investor Contact:
John R. Potapchuk
631-501-7035
john.potapchuk@gentiva.com

Media Contact:
David Fluhrer
631-501-7102, 516-589-0778
david.fluhrer@gentiva.com

FOR IMMEDIATE RELEASE

Gentiva® Health Services and CIGNA HealthCare
Extend National Homecare Contract through January 31, 2011

Melville, NY, February 7, 2008 -- Gentiva Health Services, Inc. (NASDAQ: GTIV), the nation's leading provider of comprehensive home health services, announced today that its CareCentrix® ancillary care benefit management unit has signed an extension of its current national homecare contract with CIGNA HealthCare, which will provide for the coordination and delivery of homecare services to CIGNA members through January 31, 2011. The extension amends a previous agreement that was set to expire January 31, 2009.

CareCentrix has been the largest national provider of homecare and related services to CIGNA HealthCare members since 1996. The extension calls for CareCentrix to continue to coordinate the provision of direct home health services, including home infusion therapy services and certain specialty medical equipment to CIGNA HealthCare members through the CareCentrix network of nearly 4,000 credentialed provider locations. For the first nine months of 2007, the CIGNA HealthCare relationship contributed approximately 19% of total Gentiva revenues of $915.9 million.

"CIGNA HealthCare and CareCentrix have enjoyed a longstanding and mutually beneficial relationship in the delivery of homecare services to CIGNA members," said Gentiva Chairman and CEO Ron Malone. "We're pleased that CIGNA HealthCare has once again recognized CareCentrix' excellence in care coordination and customer service by agreeing to this early contract extension. We're proud of the outstanding work performed each day by the CareCentrix team in serving all of its managed care customers."

About Gentiva Health Services, Inc.

Gentiva Health Services, Inc. is the nation's leading provider of comprehensive home health and related services. The Company serves patients across the United States, through its direct service delivery units or through CareCentrix®, which manages home health services for major managed care organizations. Gentiva is a single source for skilled nursing; physical, occupational, speech and neurorehabilitation services; hospice services; social work; nutrition; disease management education; help with daily living activities; respiratory therapy and home medical equipment; infusion therapy services; and other therapies and services. Gentiva's revenues are generated from federal and state government programs, commercial insurance and individual consumers. For more information, visit Gentiva's web site, http://www.gentiva.com, and its investor relations section at http://investors.gentiva.com. GTIV-G

Forward-Looking Statement

Certain statements contained in this news release, including, without limitation, statements containing the words "believes," "anticipates," "intends," "expects," "assumes," "trends" and similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon the Company's current plans, expectations and projections about future events. However, such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: the Company's ability to successfully execute its growth strategy; the impact of significant indebtedness on the Company's liquidity and its ability to meet the requirements of its creditors; general economic and business conditions; demographic changes; changes in, or failure to comply with, existing governmental regulations; legislative proposals for healthcare reform; changes in Medicare and Medicaid reimbursement levels; effects of competition in the markets in which the Company operates; liability and other claims asserted against the Company; ability to attract and retain qualified personnel; availability and terms of capital; loss of significant contracts or reduction in revenues associated with major payer sources; ability of customers to pay for services; business disruption due to implementation of new business systems, or due to natural disasters or terrorist acts; a material shift in utilization within capitated agreements; and changes in estimates and judgments associated with critical accounting policies and estimates. For a detailed discussion of certain of these and other factors that could cause actual results to differ from those contained in this news release, please refer to the Company's various filings with the Securities and Exchange Commission (SEC), including the "Risk Factors" section contained in the Company's annual report on Form 10-K for the year ended December 31, 2006.

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